Exhibit 4.2
2007 Stock Incentive Plan
of
Lam Research Corporation
As Amended by the Board of Directors
on
November 2, 2006
1. Purpose of this Plan
     The purpose of this 2007 Stock Incentive Plan is to enhance the long-term stockholder value of Lam Research Corporation by offering opportunities to eligible individuals to participate in the growth in value of the equity of Lam Research Corporation.
2. Definitions and Rules of Interpretation
     2.1 Definitions.
     This Plan uses the following defined terms:
               (a) “Administrator” means the Board or the Committee, or any officer or employee of the Company to whom the Board or the Committee delegates authority to administer this Plan.
               (b) “Affiliate” means a “parent” or “subsidiary” (as each is defined in Section 424 of the Code) of the Company, and any other entity that the Board or Committee designates as an “Affiliate” for purposes of this Plan.
               (c) “Applicable Law” means any and all laws of whatever jurisdiction, within or without the United States, and the rules of any stock exchange or quotation system on which Shares are listed or quoted, applicable to the taking or refraining from taking of any action under this Plan, including the administration of this Plan and the issuance or transfer of Awards or Award Shares.
               (d) “Award” means a Stock Award, SAR, or Option granted in accordance with the terms of this Plan.
               (e) “Award Agreement” means the document evidencing the grant of an Award.
               (f) “Award Shares” means Shares covered by an outstanding Award or purchased under an Award.
               (g) “Awardee” means: (i) a person to whom an Award has been granted, including a holder of a Substitute Award, or (ii) a person to whom an Award has been transferred in accordance with all applicable requirements of Sections 6.5, 7(h), and 17.
               (h) “Board” means the Board of Directors of the Company.

               (i) “Cause” means employment related dishonesty, fraud, misconduct or disclosure or misuse of confidential information, or other employment related misconduct that is likely to cause significant injury to the Company, an Affiliate, or any of their respective employees, officers or directors (including, without limitation, commission of a felony or similar offense), in each case as determined by the Administrator. “Cause” shall not require that a civil judgment or criminal conviction have been entered against or guilty plea shall have been made by the Awardee regarding any of the matters referred to in the previous sentence. Accordingly, the Administrator shall be entitled to determine “Cause” based on the Administrator’s good faith belief. If the Awardee is criminally charged with a felony or similar offense that shall be a sufficient, but not a necessary, basis for such belief.
               (j) “Change in Control” means any transaction or event that the Board specifies as a Change in Control under Section 10.3.
               (k) “Code” means the Internal Revenue Code of 1986.
               (l) “Committee” means a committee composed of Company Directors appointed in accordance with the Company’s charter documents and Section 4.
               (m) “Company” means Lam Research Corporation, a Delaware corporation.
               (n) “Company Director” means a member of the Board.
               (o) “Consultant” means an individual who (including as an employee or agent of an entity that) provides bona fide services to the Company or an Affiliate not in connection with the offer or sale of securities in a capital-raising transaction, but who is not an Employee.
               (p) “Director” means a member of the Board of Directors of the Company or an Affiliate.
               (q) “Domestic Relations Order” means a “domestic relations order” as defined in, and otherwise meeting the requirements of, Section 414(p) of the Code, except that reference to a “plan” in that definition shall be to this Plan.
               (r) “Effective Date” means the date the shareholders of the Company approve the Plan. In the event the shareholders do not approve the Plan, the Plan shall be null and void and no terms of the Plan shall take effect.
               (s) “Employee” means a regular employee of the Company or an Affiliate, including an officer or Director, who is treated as an employee in the personnel records of the Company or an Affiliate, but not individuals who are classified by the Company or an Affiliate as: (i) leased from or otherwise employed by a third party, (ii) independent contractors, or (iii) intermittent or temporary workers. The Company’s or an Affiliate’s classification of an individual as an “Employee” (or as not an “Employee”) for purposes of this Plan shall not be altered retroactively even if that classification is changed retroactively for another purpose as a result of an audit, litigation or otherwise. An Awardee shall not cease to be an Employee due to transfers between locations of the Company, or between the Company and an Affiliate, or to any successor to the Company or an Affiliate that assumes the Awardee’s Options under Section 10. Neither service as a Director nor receipt of a director’s fee shall be sufficient to make a Director an “Employee.”
               (t) “Exchange Act” means the Securities Exchange Act of 1934.
               (u) “Executive” means, if the Company has any class of any equity security registered under Section 12 of the Exchange Act, an individual who is subject to Section 16 of the Exchange Act or who is a “covered employee” under Section 162(m) of the Code, in either case because of the individual’s relationship with the Company or an Affiliate. If the Company does not have any class of any equity security registered under Section 12 of the Exchange Act, “Executive” means any (i) officer elected or appointed by the Board, or (ii) beneficial owner of more than 10% of any class of the Company’s equity securities.
               (v) “Expiration Date” means, with respect to an Award, the date stated in the Award Agreement as the expiration date of the Award or, if no such date is stated in the Award Agreement, then the last day of the maximum exercise period for the Award, disregarding the effect of an Awardee’s Termination or any other event that would shorten that period.
               (w) “Fair Market Value” means the value of Shares as determined under Section 18.2.
               (x) “Good Reason” means (i) a material diminution in responsibility or compensation in connection with his or her employment relationship with the Company or an Affiliate, as applicable, or (ii) requiring Awardee to work for the Company or an Affiliate in a location (other than normal business travel) which is more than 50 miles from Awardee’s principal place of employment before the Change in Control as the case may be.
               (y) “Grant Date” means the date the Administrator approves the grant of an Award. However, if the Administrator specifies that an Award’s Grant Date is a future date or the date on which a condition is satisfied, the Grant Date for such Award is that future date or the date that the condition is satisfied.
               (z) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option under Section 422 of the Code and designated as an Incentive Stock Option in the Award Agreement for that Option.
               (aa) “Involuntary Termination” means termination by the Company without Cause or termination by the Awardee for Good Reason.
               (bb) “Nonstatutory Option” means any Option other than an Incentive Stock Option.
               (cc) “Objectively Determinable Performance Condition” shall mean any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit, Affiliate or business segment, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee in the Award and may include actual, growth, or performance-to-target for: (i) cash flow, including free cash flow; (ii) earnings (including revenue, gross margin, operating profit, earnings before interest and taxes, earnings before taxes, and net earnings) or earnings per share; (iii) stock price; (iv) return on equity or average shareholders’ equity; (v) total stockholder return, either actual or relative to share price or market capitalization; (vi) return on capital; (vii) return on assets or net assets; (viii) return on investment or invested capital; (ix) return on operating revenue; (x) income, net income, operating income, net operating income, operating profit, net operating profit, or operating margin (with or without regard to amortization/impairment of goodwill); (xi) market share or applications won; (xii) operational performance, including orders, backlog, deferred revenues, revenue per employee, overhead, days sales outstanding, inventory turns, or other expense levels; (xiii) stockholder value or return relative to the moving average of the S&P 500 Index or a peer group index; (xiv) asset turns; and (xv) strategic plan development and implementation (including individually designed goals and objectives that are consistent with the Participant’s specific duties and responsibilities and that are designed to improve the financial performance of the Company, an Affiliate, or a specific business unit thereof and that are consistent with and derived from the strategic operating plan of the Company, an Affiliate or any of their business units for the applicable performance period). The Committee may appropriately adjust any evaluation of performance under an Objectively Determinable Performance Criteria to exclude any of the following events that occurs during a performance period: (A) asset write-downs; (B) litigation or claim judgments or settlements; (C) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results; (D) accruals for reorganization and restructuring programs; and (E) any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year.
               (dd) “Officer” means an officer of the Company as defined in Rule 16a-1 adopted under the Exchange Act.
               (ee) “Option” means a right to purchase Shares of the Company granted under this Plan.
               (ff) “Option Price” means the price payable under an Option for Shares, not including any amount payable in respect of withholding or other taxes.
               (gg) “Option Shares” means Shares covered by an outstanding Option or purchased under an Option.
               (hh) “Plan” means this 2007 Stock Incentive Plan of Lam Research Corporation.
               (ii) “Prior Plans” mean the Company’s 1999 Stock Option Plan and 1997 Stock Incentive Plan.

               (jj) “Purchase Price” means the price payable under a Stock Award for Shares, not including any amount payable in respect of withholding or other taxes.
               (kk) “Rule 16b-3” means Rule 16b-3 adopted under Section 16(b) of the Exchange Act.
               (ll) “SAR” or “Stock Appreciation Right” means a right to receive cash and/or Shares based on a change in the Fair Market Value of a specific number of Shares pursuant to an Award Agreement, as described in Section 8.1.
               (mm) “Securities Act” means the Securities Act of 1933.
               (nn) “Share” means a share of the common stock of the Company or other securities substituted for the common stock under Section 10.
               (oo) “Stock Award” means an offer by the Company to sell or issue shares, including shares subject to certain restrictions pursuant to the Award Agreement as described in Section 8.2 or, as determined by the Committee, a notional account representing the right to be paid an amount based on Shares. Types of Awards which may be granted as Stock Awards include such awards as are commonly known as restricted stock, deferred stock, restricted stock units, performance shares, phantom stock or similar types of awards as determined by the Administrator.
               (pp) “Substitute Award” means a Substitute Option, Substitute SAR or Substitute Stock Award granted in accordance with Sections 6.6, 8.1(d) and 8.2(e) of this Plan.
               (qq) “Substitute Option” means an Option granted in substitution for, or upon the conversion of, an option granted by another entity to purchase equity securities in the granting entity.
               (rr) “Substitute SAR” means a SAR granted in substitution for, or upon the conversion of, a stock appreciation right granted by another entity with respect to equity securities in the granting entity.
               (ss) “Substitute Stock Award” means a Stock Award granted in substitution for, or upon the conversion of, a stock award granted by another entity to purchase equity securities in the granting entity.
               (tt) “Termination” means that the Awardee has ceased to be, with or without any cause or reason, an Employee, Director or Consultant. However, unless so determined by the Administrator, or otherwise provided in this Plan, “Termination” shall not include a change in status from an Employee, Consultant or Director to another such status. An event that causes an Affiliate to cease being an Affiliate shall be treated as the “Termination” of that Affiliate’s Employees, Directors, and Consultants.
     2.2 Rules of Interpretation. Any reference to a “Section,” without more, is to a Section of this Plan. Captions and titles are used for convenience in this Plan and shall not, by themselves, determine the meaning of this Plan. Except when otherwise indicated by the context, the singular includes the plural and vice versa. Any reference to a statute is also a reference to the applicable rules and regulations adopted under that statute. Any reference to a statute, rule or regulation, or to a section of a statute, rule or regulation, is a reference to that statute, rule, regulation, or section as amended from time to time, both before and after the Effective Date and including any successor provisions.
3. Shares Subject to this Plan; Term of this Plan
     3.1 Number of Award Shares. The Shares issuable under this Plan shall be authorized but unissued or reacquired Shares, including Shares repurchased by the Company on the open market. Subject to adjustment under Section 10, the number of Shares initially reserved for issuance or sale over the term of this Plan shall be 15,000,000. Except as required by Applicable Law, Shares shall not reduce the number of Shares reserved for issuance under this Plan until the actual date of delivery of the Shares to the Awardee. Shares subject to Awards granted under this Plan that are cancelled, expire or are forfeited or repurchased (including without limitation any such Shares that have been issued under the Award to the Participant) shall be available for re-grant or re-issuance under the Plan following such cancellation, expiration, forfeiture or repurchase. If an Awardee pays the exercise or purchase price of an Award granted under the Plan through the withholding of Award Shares or the tender of Shares, or if Shares are withheld from the Award or otherwise tendered to satisfy any applicable withholding obligations, the number of Shares so tendered or withheld shall become available for re-grant or re-issuance thereafter under the Plan following such tender or withholding.
     3.2 Term of this Plan.
               (a) This Plan shall be effective on, and Awards may be granted under this Plan on and after, the earliest the date on which the Plan has been both adopted by the Board and approved by the Company’s stockholders.
               (b) Subject to the provisions of Section 13, Awards may be granted under this Plan for a period of ten years from the latest date the Company’s stockholders approve this Plan, including any subsequent amendment or restatement of this Plan.
4. Administration
     4.1 General.
               (a) The Board shall have ultimate responsibility for administering this Plan. The Board may delegate certain of its responsibilities to a Committee, which shall consist of at least two members of the Board. The Board or the Committee may further delegate its responsibilities to any Employee of the Company or any Affiliate. Where this Plan specifies that an action is to be taken or a determination made by the Board, only the Board may take that action or make that determination. Where this Plan specifies that an action is to be taken or a determination made by the Committee, only the Committee may take that action or make that determination; provided that, if for some reason the Committee cannot act or make a determination, then the Board shall also be entitled to take such action or make such determination. Where this Plan references the

“Administrator,” the action may be taken or determination made by the Board, the Committee, or other Administrator. However, only the Board or the Committee may approve grants of Awards to Executives, and an Administrator other than the Board or the Committee may grant Awards only within the guidelines established by the Board or Committee. Moreover, all actions and determinations by any Administrator are subject to the provisions of this Plan.
               (b) So long as the Company has registered and outstanding a class of equity securities under Section 12 of the Exchange Act, the Committee shall consist of Company Directors who are “Non-Employee Directors” as defined in Rule 16b-3 and, after the expiration of any transition period permitted by Treasury Regulations Section 1.162-27(h)(3), who are “outside directors” as defined in Section 162(m) of the Code. So long as the Shares are listed with Nasdaq, the Committee shall comply with applicable Nasdaq rules and listing standards.
     4.2 Authority of the Board or the Committee. Subject to the other provisions of this Plan, the Board or the Committee shall have the authority to:
               (a) grant Awards, including Substitute Awards;
               (b) determine the Fair Market Value of Shares;
               (c) determine the Option Price and the Purchase Price of Awards;
               (d) select the Awardees;
               (e) determine the times Awards are granted;
               (f) determine the number of Shares subject to each Award;
               (g) determine the methods of payment that may be used to purchase Award Shares;
               (h) determine the methods of payment that may be used to satisfy withholding tax obligations;
               (i) determine the other terms of each Award, including but not limited to the time or times at and the conditions upon which Awards may be exercised or become vested, whether and under what conditions an Award is assignable, whether an Option is a Nonstatutory Option or an Incentive Stock Option, automatic cancellation of the Award if certain objective requirements determined by the Administration are not met, and whether the Award or Award Shares are subject to any forfeiture or other conditions;
               (j) modify or amend any Award;
               (k) authorize any person to sign any Award Agreement or other document related to this Plan on behalf of the Company;

               (l) determine the form of any Award Agreement or other document related to this Plan, and whether that document, including signatures, may be in electronic form;
               (m) interpret this Plan and any Award Agreement or document related to this Plan;
               (n) correct any defect, remedy any omission, or reconcile any inconsistency in this Plan, any Award Agreement or any other document related to this Plan;
               (o) adopt, amend, and revoke rules and regulations under this Plan, including rules and regulations relating to sub-plans and Plan addenda;
               (p) adopt, amend, and revoke special rules and procedures which may be inconsistent with the terms of this Plan, set forth (if the Administrator so chooses) in sub-plans regarding (for example) the operation and administration of this Plan and the terms of Awards, if and to the extent necessary or useful to accommodate non-U.S. Applicable Laws and practices as they apply to Awards and Award Shares held by, or granted or issued to, persons working or resident outside of the United States or employed by Affiliates incorporated outside the United States;
               (q) determine whether a transaction or event should be treated as a Change in Control, as well as the effect of a Change of Control; and
               (r) make all other determinations the Administrator deems necessary or advisable for the administration of this Plan.
     4.3 Scope of Discretion. Subject to the provisions of this Section 4.3, on all matters for which this Plan confers the authority, right or power on the Board, the Committee, or other Administrator to make decisions, that body may make those decisions in its sole and absolute discretion. Those decisions will be final, binding and conclusive. In making its decisions, the Board, Committee or other Administrator need not treat all persons eligible to receive Awards, all Awardees, all Awards or all Award Shares the same way. Notwithstanding anything herein to the contrary, and except as provided in Section 13.3, the discretion of the Board, Committee or other Administrator is subject to the specific provisions and specific limitations of this Plan, as well as all rights conferred on specific Awardees by Award Agreements and other agreements.
5. Persons Eligible to Receive Awards
     5.1 Eligible Individuals. Awards (including Substitute Awards) may be granted to, and only to, Employees, Directors and Consultants. However, Incentive Stock Options may only be granted to Employees, as provided in Section 7(g).
     5.2 Section 162(m) Limitation.
               (a) Options and SARs. Subject to the provisions of this Section 5.2, for so long as the Company is a “publicly held corporation” within the meaning of Section 162(m) of the Code, no Employee may be granted one or more Options or SARs within any fiscal year of the

Company under this Plan giving him or her the right to purchase or be issued more than 1,000,000 Shares under such Options or SARs, or to receive compensation calculated with reference to more than that number of Shares under Options and SARs, subject to adjustment pursuant to Section 10. If an Option or SAR is cancelled without being exercised or if the Option Price of an Option is reduced, that cancelled or repriced Option or SAR shall continue to be counted against the annual limit on Options and SARs that may be granted to any individual under this Section 5.2. Notwithstanding anything herein to the contrary, a new Employee of the Company or an Affiliate shall be eligible to be granted in the fiscal year in which he or she commences employment Options and SARs giving him or her the right to purchase or be issued up to a maximum of 2,000,000 Shares, or to receive compensation calculated with reference to that number of Shares under such Options and SARs, subject to adjustment pursuant to Section 10.
               (b) Stock Awards. Any Stock Award intended as “qualified performance-based compensation” within the meaning of Section 162(m) of the Code, whether granted solely under this Plan or pursuant to the terms of any other stockholder-approved compensation plan awards granted under which are intended to comply with Code Section 162(m) (including without limitation the Company’s 2004 Executive Incentive Plan (the “2004 EIP”)), must be granted, vest or become exercisable contingent on the achievement of one or more Objectively Determinable Performance Conditions. The Committee shall have the discretion to determine the time and manner of compliance with Section 162(m) of the Code. Notwithstanding anything to the contrary contained herein or in the 2004 EIP, no Employee may be granted one or more Stock Awards within any fiscal year of the Company under this Plan (whether the Company’s obligation to issue such Shares arises solely under this Plan or also under any other stockholder-approved compensation plan, including the 2004 EIP) giving him or her the right to purchase or be issued more than 300,000 Shares under such Stock Awards, or to receive compensation calculated with reference to more than that number of Shares under Stock Awards, subject to adjustment pursuant to Section 10.
6. Terms and Conditions of Options
     The following rules apply to all Options:
     6.1 Price. No Option may have a per-Share Option Price less than the Fair Market Value of a Share on the Grant Date.
     6.2 Term. No Option shall be exercisable after its Expiration Date. No Option may have an Expiration Date that is more than ten years after its Grant Date. Additional provisions regarding the term of Incentive Stock Options are provided in Sections 7(a) and 7(e).
     6.3 Vesting. Options shall vest and become exercisable: (a) on the Grant Date, or (b) in accordance with a schedule related to the Grant Date, the date the Optionee’s directorship, employment or consultancy begins, or a different date specified in the Option Agreement. Additional provisions regarding the vesting of Incentive Stock Options are provided in Section 7(c).

     6.4 Form and Method of Payment.
               (a) The Board or Committee shall determine the acceptable form and method of payment for exercising an Option. So long as there is no material adverse accounting consequence during the term of the Award or at the time of exercise, the Board or Committee may require the delivery in Shares for the value of the net appreciation of the Shares at the time of exercise over the exercise price. The difference between full number of Shares covered by the exercised portion of the Award and the number of Shares actually delivered shall be restored to the amount of Shares reserved for issuance under Section 3.1.
               (b) Acceptable forms of payment for all Option Shares are cash, check or wire transfer, denominated in U.S. dollars except as specified by the Administrator for non-U.S. Employees or non-U.S. sub-plans.
               (c) In addition, the Administrator may permit payment to be made by any of the following methods:
                    (i) Shares, or the designation of Shares, in either case whether Shares subject to the Option or not, that have a Fair Market Value on the date of surrender equal to the Option Price of the Shares as to which the Option is being exercised;
                    (ii) provided that a public market exists for the Shares, consideration received by the Company under a procedure under which a licensed broker-dealer advances funds on behalf of an Optionee or sells Option Shares on behalf of an Optionee (a “Cashless Exercise Procedure”), provided that if the Company extends or arranges for the extension of credit to an Optionee under any Cashless Exercise Procedure, no Officer or Director may participate in that Cashless Exercise Procedure;
                    (iii) cancellation of any debt owed by the Company or any Affiliate to the Optionee by the Company including without limitation waiver of compensation due or accrued for services previously rendered to the Company; and
                    (iv) any combination of the methods of payment permitted by any paragraph of this Section 6.4.
               (d) The Administrator may also permit any other form or method of payment for Option Shares permitted by Applicable Law.
     6.5 Nonassignability of Options. Except as determined by the Administrator, no Option shall be assignable or otherwise transferable by the Optionee except by will or by the laws of descent and distribution. However, Options may be transferred and exercised in accordance with a Domestic Relations Order, or in any manner allowed under the Form S-8 rules if so permitted by the Administrator and may be exercised by a guardian or conservator appointed to act for the Optionee. Incentive Stock Options may only be assigned in compliance with Section 7(h).
     6.6 Substitute Options. The Board may cause the Company to grant Substitute Options in connection with the acquisition by the Company or an Affiliate of equity securities of any entity (including by merger, tender offer, or other similar transaction) or of all or a portion of the assets of any entity. Any such substitution shall be effective on the effective date of the acquisition. Substitute Options may be Nonstatutory Options or Incentive Stock Options. Unless and to the extent specified otherwise by the Board, Substitute Options shall have the same terms and conditions as the options they replace, except that (subject to the provisions of Section 10) Substitute Options shall be Options to purchase Shares rather than equity securities of the granting entity and shall have an Option Price determined by the Board.
7. Incentive Stock Options
     The following rules apply only to Incentive Stock Options and only to the extent these rules are more restrictive than the rules that would otherwise apply under this Plan. With the consent of the Optionee, or where this Plan provides that an action may be taken notwithstanding any other provision of this Plan, the Administrator may deviate from the requirements of this Section, notwithstanding that any Incentive Stock Option modified by the Administrator will thereafter be treated as a Nonstatutory Option.
               (a) Except as provided in Section 7(e), the Expiration Date of an Incentive Stock Option shall not be later than ten years from its Grant Date, with the result that no Incentive Stock Option may be exercised after the expiration of ten years from its Grant Date.
               (b) No Incentive Stock Option may be granted more than ten years from the date this Plan was approved by the Board.
               (c) Options intended to be incentive stock options under Section 422 of the Code that are granted to any single Optionee under all incentive stock option plans of the Company and its Affiliates, including incentive stock options granted under this Plan, may not vest at a rate of more than $100,000 in Fair Market Value of Shares (measured on the grant dates of the options) during any calendar year. For this purpose, an option vests with respect to a given share of stock the first time its holder may purchase that share, notwithstanding any right of the Company to repurchase that share. Unless the administrator of that option plan specifies otherwise in the related agreement governing the option, this vesting limitation shall be applied by, to the extent necessary to satisfy this $100,000 rule, treating certain stock options that were intended to be Incentive Stock Options under Section 422 of the Code as Nonstatutory Options. The stock options or portions of stock options to be reclassified as Nonstatutory Options are those with the highest option prices, whether granted under this Plan or any other equity compensation plan of the Company or any Affiliate that permits that treatment. This Section 7(c) shall not cause an Incentive Stock Option to vest before its original vesting date or cause an Incentive Stock Option that has already or would otherwise be vested to cease to vest or be vested.
               (d) In order for an Incentive Stock Option to be exercised for any form of payment other than those described in Section 6.4(b), that right must be stated at the time of grant in the Option Agreement relating to that Incentive Stock Option.
               (e) Any Incentive Stock Option granted to a Ten Percent Stockholder, must have an Expiration Date that is not later than five years from its Grant Date, with the result that no such Option may be exercised after the expiration of five years from the Grant Date. A “Ten Percent Stockholder” is any person who, directly or by attribution under Section 424(d) of the Code, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or of any Affiliate on the Grant Date.
               (f) The Option Price of an Incentive Stock Option shall never be less than the Fair Market Value of the Shares at the Grant Date. The Option Price for the Shares covered by an Incentive Stock Option granted to a Ten Percent Stockholder shall never be less than 110% of the Fair Market Value of the Shares at the Grant Date.
               (g) Incentive Stock Options may be granted only to Employees. If an Optionee changes status from an Employee to a Consultant, that Optionee’s Incentive Stock Options become Nonstatutory Options if not exercised within the time period described in Section 7(i) (determined by treating that change in status as a Termination solely for purposes of this Section 7(g)).
               (h) No rights under an Incentive Stock Option may be transferred by the Optionee, other than by will or the laws of descent and distribution. During the life of the Optionee, an Incentive Stock Option may be exercised only by the Optionee. The Company’s compliance with a Domestic Relations Order, or the exercise of an Incentive Stock Option by a guardian or conservator appointed to act for the Optionee, shall not violate this Section 7(h).
               (i) An Incentive Stock Option shall be treated as a Nonstatutory Option if it remains exercisable after, and is not exercised within, the three-month period beginning with the Optionee’s Termination for any reason other than the Optionee’s death or disability (as defined in Section 22(e) of the Code). In the case of Termination due to death, an Incentive Stock Option shall continue to be treated as an Incentive Stock Option if it remains exercisable after, and is not exercised within, the three month period after the Optionee’s Termination provided it is exercised before the Expiration Date. In the case of Termination due to disability, an Incentive Stock Option shall be treated as a Nonstatutory Option if it remains exercisable after, and is not exercised within, one year after the Optionee’s Termination.
8. Stock Appreciation Rights and Stock Awards
     8.1 Stock Appreciation Rights. The following rules apply to SARs:
               (a) General. SARs may be granted either alone, in addition to, or in tandem with other Awards granted under this Plan. The Administrator may grant SARs to eligible participants subject to terms and conditions not inconsistent with this Plan and determined by the Administrator. The specific terms and conditions applicable to the Awardee shall be provided for in the Award Agreement. SARs shall be exercisable, in whole or in part, at such times as the Administrator shall specify in the Award Agreement. The grant or vesting of a SAR may be made contingent on the achievement of Objectively Determinable Performance Conditions.
               (b) Exercise of SARs. Upon the exercise of an SAR, in whole or in part, an Awardee shall be entitled to a payment in an amount equal to the excess of the Fair Market Value of a fixed number of Shares covered by the exercised portion of the SAR on the date of exercise, over the Fair Market Value of the Shares covered by the exercised portion of the SAR on the Grant Date. The amount due to the Awardee upon the exercise of a SAR shall be paid in cash, Shares or a combination thereof, as specified in the Award Agreement, over the period or periods specified in the Award Agreement. An Award Agreement may place limits on the amount that may be paid over any specified period or periods upon the exercise of a SAR, on an aggregate basis or as to any Awardee. A SAR shall be considered exercised when the Company receives written notice of exercise in accordance with the terms of the Award Agreement from the person entitled to exercise the SAR. If a SAR has been granted in tandem with an Option, upon the exercise of the SAR, the number of shares that may be purchased pursuant to the Option shall be reduced by the number of shares with respect to which the SAR is exercised.
               (c) Nonassignability of SARs. Except as determined by the Administrator, no SAR shall be assignable or otherwise transferable by the Awardee except by will or by the laws of descent and distribution. Notwithstanding anything herein to the contrary, SARs may be transferred and exercised in accordance with a Domestic Relations Order or in any manner allowed under the Form S-8 rules if so permitted by the Administrator.
               (d) Substitute SARs. The Board may cause the Company to grant Substitute SARs in connection with the acquisition by the Company or an Affiliate of equity securities of any entity (including by merger) or all or a portion of the assets of any entity. Any such substitution shall be effective on the effective date of the acquisition. Unless and to the extent specified otherwise by the Board, Substitute SARs shall have the same terms and conditions as the awards they replace, except that (subject to the provisions of Section 9) Substitute SARs shall be exercisable with respect to the Fair Market Value of Shares rather than with regard to the value of equity securities of the granting entity and shall be on terms that, as determined by the Board in its sole and absolute discretion, properly reflects the substitution.
     8.2 Stock Awards. The following rules apply to all Stock Awards:
               (a) General. The specific terms and conditions of a Stock Award applicable to the Awardee shall be provided for in the Award Agreement. The Award Agreement shall state the number of Shares that the Awardee shall be entitled to receive or purchase, the terms and conditions on which the Shares shall vest, the price to be paid (if any), whether Shares are to be delivered at the time of grant or at some deferred date specified in the Award Agreement, whether the Award is payable solely in Shares, cash or either and, if applicable, the time within which the Awardee must accept such offer. The offer shall be accepted by execution of the Award Agreement. The Administrator may require that all Shares subject to a right of repurchase or risk of forfeiture be held in escrow until such repurchase right or risk of forfeiture lapses. The grant or vesting of a Stock Award may be made contingent on the achievement of Objectively Determinable Performance Conditions.
               (b) Right of Repurchase. If so provided in the Award Agreement, Award Shares acquired pursuant to a Stock Award may be subject to repurchase by the Company or an Affiliate if not vested in accordance with the Award Agreement.

               (c) Form of Payment. If the Awardee is required to pay any amount to purchase Shares subject to the Stock Award, then the Administrator shall determine the acceptable form and method of payment for exercising a Stock Award. Acceptable forms of payment for all Award Shares are cash, check or wire transfer, denominated in U.S. dollars except as specified by the Administrator for non-U.S. sub-plans. In addition, the Administrator may permit payment to be made by any of the methods permitted with respect to the exercise of Options pursuant to Section 6.4.
               (d) Nonassignability of Stock Awards. Except as determined by the Administrator, no Stock Award shall be assignable or otherwise transferable by the Awardee except by will or by the laws of descent and distribution. Notwithstanding anything to the contrary herein, Stock Awards may be transferred and exercised in accordance with a Domestic Relations Order and in any manner allowed under the Form S-8 rules if so permitted by the Administrator.
               (e) Substitute Stock Award. The Board may cause the Company to grant Substitute Stock Awards in connection with the acquisition by the Company or an Affiliate of equity securities of any entity (including by merger) or all or a portion of the assets of any entity. Unless and to the extent specified otherwise by the Board, Substitute Stock Awards shall have the same terms and conditions as the stock awards they replace, except that (subject to the provisions of Section 10) Substitute Stock Awards shall be Stock Awards to purchase Shares rather than equity securities of the granting entity and shall have a Purchase Price that, as determined by the Board in its sole and absolute discretion, properly reflects the substitution. Any such Substituted Stock Award shall be effective on the effective date of the acquisition.
9. Exercise of Awards
     9.1 In General. An Award shall be exercisable in accordance with this Plan and the Award Agreement under which it is granted.
     9.2 Time of Exercise. Options and Stock Awards shall be considered exercised when the Company (or its authorized agent) receives: (a) written (including electronic) notice of exercise from the person entitled to exercise the Option or Stock Award, (b) full payment, or provision for payment, in a form and method approved by the Administrator, for the Shares for which the Option or Stock Award is being exercised, and (c) if applicable, payment, or provision for payment, in a form approved by the Administrator, of all applicable withholding taxes due upon exercise. An Award may not be exercised for a fraction of a Share. SARs shall be considered exercised when the Company receives written notice of the exercise from the person entitled to exercise the SAR.
     9.3 Issuance of Award Shares. The Company shall issue Award Shares in the name of the person properly exercising the Award. If the Awardee is that person and so requests, the Award Shares shall be issued in the name of the Awardee and the Awardee’s spouse. The Company shall endeavor to issue Award Shares promptly after an Award is exercised or after the Grant Date of a Stock Award, as applicable. Until Award Shares are actually issued, as evidenced by the appropriate entry on the stock register of the Company or its transfer agent, the

Awardee will not have the rights of a stockholder with respect to those Award Shares, even though the Awardee has completed all the steps necessary to exercise the Award. No adjustment shall be made for any dividend, distribution, or other right for which the record date precedes the date the Award Shares are issued, except as provided in Section 10 or with regard to Stock Awards, except as set forth in the Award Agreement.
     9.4 Termination.
               (a) In General. Except as provided in an Award Agreement or in writing by the Administrator, including in an Award Agreement, and as otherwise provided in Sections 9.4(b), (c), and (d) after an Awardee’s Termination for other than Cause, the Awardee’s Awards shall be exercisable to the extent (but only to the extent) they are vested on the date of that Termination and only during the ninety (90) days after the Termination, but in no event after the Expiration Date. Except as provided in an Award Agreement, or otherwise in writing by the Administrator (including, pursuant to Section 9.4(d)(ii)), an Award shall terminate as to all Shares that are unvested as of the Awardee’s date of termination for any reason. Unless otherwise provided in the Award Agreement, in the event of termination for Cause the Award may not be exercised after the date of Termination (even as to vested Shares). To the extent the Awardee does not exercise an Award within the time specified for exercise, the Award shall automatically terminate.
               (b) Leaves of Absence. Unless otherwise provided in the Award Agreement, no Award may be exercised more than three months after the beginning of a leave of absence, other than a personal or medical leave approved by an authorized representative of the Company with employment guaranteed upon return. Awards shall not continue to vest during a leave of absence, unless otherwise determined by the Administrator with respect to an approved personal or medical leave with employment guaranteed upon return.
               (c) Death or Disability. Unless otherwise provided by the Administrator, if an Awardee’s Termination is due to death or disability (as determined by the Administrator with respect to all Awards other than Incentive Stock Options and as defined by Section 22(e) of the Code with respect to Incentive Stock Options), all Awards of that Awardee to the extent exercisable at the date of that Termination may be exercised for one year after that Termination, but in no event after the Expiration Date. In the case of Termination due to death, an Award may be exercised as provided in Section 16. In the case of Termination due to disability, if a guardian or conservator has been appointed to act for the Awardee and been granted this authority as part of that appointment, that guardian or conservator may exercise the Award on behalf of the Awardee. Death or disability occurring after an Awardee’s Termination shall not cause the Termination to be treated as having occurred due to death or disability. To the extent an Award is not so exercised within the time specified for its exercise, the Award shall automatically terminate.
               (d) Administrator Discretion. Notwithstanding the provisions of Section 9.4 (a)-(c), the Plan Administrator shall have complete discretion, exercisable either at the time an Award is granted or at any time while the Award remains outstanding, to:

                    (i) After considering any tax and accounting consequences of such change, extend the period of time for which the Award is to remain exercisable, following the Awardee’s Termination, from the limited exercise period otherwise in effect for that Award to such greater period of time as the Administrator shall deem appropriate, but in no event beyond the Expiration Date; and/or
                    (ii) Permit the Award to be exercised, during the applicable post-Termination exercise period, not only with respect to the number of vested Shares for which such Award may be exercisable at the time of the Awardee’s Termination but also with respect to one or more additional installments in which the Awardee would have vested had the Awardee not been subject to Termination.
               (e) Consulting or Employment Relationship. Nothing in this Plan or in any Award Agreement, and no Award or the fact that an Award remains unvested or that Award Shares remain subject to repurchase rights or other forfeiture conditions, shall: (A) interfere with or limit the right of the Company or any Affiliate to terminate the employment or consultancy of any Awardee at any time, whether with or without cause or reason, and with or without the payment of severance or any other compensation or payment, or (B) interfere with the application of any provision in any of the Company’s or any Affiliate’s charter documents or Applicable Law relating to the election, appointment, term of office, or removal of a Director.
10. Certain Transactions and Events
     10.1 In General. Except as provided in this Section 10, the existence of outstanding Awards shall not affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations, exchanges, or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company or any issuance of Shares or other securities or subscription rights thereto, or any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Shares or other securities of the Company or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise. Further, except as expressly provided in this Section 10 or otherwise expressly provided for in a writing approved by the Board or Committee, (i) the issuance by the Company of shares of stock or any class of securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, (ii) the payment of a dividend in property other than Shares, or (iii) the occurrence of any similar transaction, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares subject to Options or other Awards theretofore granted or the purchase or repurchase price per Share.
     10.2 Changes in Capital Structure. In the event of any stock split, reverse stock split, recapitalization, combination or reclassification of stock, stock dividend, spin-off, extraordinary cash dividend or similar change to the capital structure of the Company (not including a Change of Control), the Board or Committee shall make appropriate adjustments to preserve the proportionate value of such Awards or the Plan to: (a) the number and type of Shares that may be granted subject to Awards granted under this Plan, (b) the number and type of Awards that may be granted to any individual under this Plan, (c) the terms of any SAR, (d) the Purchase Price or repurchase price of any Stock Award, (e) the Option Price and number and class of securities issuable under each outstanding Option, and (f) the repurchase price of any securities substituted for Award Shares that are subject to repurchase rights. The specific adjustments to be made to effectuate the intent of the preceding sentence shall be determined by the Board or the Committee, whose determination in this regard shall be final and binding on all parties. Unless the Board or Committee specifies otherwise, any securities issuable as a result of any such adjustment shall be rounded down to the next lower whole security. The Board or Committee need not adopt the same rules for each Award or each Awardee.
     10.3 Change of Control Transactions. In the event of (a) any merger or consolidation in which the Company shall not be the surviving entity or survives only as a subsidiary of another entity whose shareholders did not own all or substantially all of the Common Stock in substantially the same proportions as immediately prior to such transaction (which transaction shall not include a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the stockholders of the Company or their relative stock holdings and the Awards granted under this Plan are assumed, converted or replaced by the successor corporation, which assumption shall be binding on all Participants), (b) the sale, transfer or other disposition of all or substantially all of the assets of the Company, including a liquidation or dissolution of the Company, or (c) the acquisition, sale, or transfer of more than 50% of the outstanding shares of the Company by tender offer or similar transaction (each, a “Change of Control”), any or all outstanding Awards shall be subject to the definitive agreement governing the Change of Control transaction. Such transaction agreement may provide, without limitation and in a manner that is binding on all parties, for (1) the assumption, substitution or replacement with equivalent awards of outstanding Awards (but in each case adjusted to reflect the transaction terms) by the surviving corporation or its parent, (2) continuation of outstanding Awards (but again adjusted to reflect the transaction terms) by the Company if the Company is a surviving corporation, (3) accelerated vesting, or lapse of repurchase rights or forfeiture conditions applicable to, and accelerated expiration or termination of, the outstanding Awards, or (4) settlement of outstanding Awards (including termination thereof) in cash. Except for adjustments to reflect the transaction terms as referenced above or, to the extent any Award or Award Shares are subject to accelerated vesting or lapse of restrictions approved by the Board or Committee upon specific events or conditions (and then only to the extent such acceleration benefits are reflected in the transaction agreement, the applicable Award Agreement or another written agreement between the participant and the Company), any outstanding Awards that are assumed, substituted, replaced with equivalent awards or continued shall continue following the transaction to be subject to the same vesting or other restrictions that applied to the original Award. The Administrator need not adopt the same rules or apply the same treatment for each Award or Awardee.
     10.4 Dissolution. Notwithstanding anything herein to the contrary, in the event of a dissolution or liquidation of the Company, to the extent an Award has not been exercised or the Shares subject thereto have not been issued in full prior to the earlier of the completion of the transaction or the applicable Award Expiration Date, then outstanding Awards shall terminate immediately prior to the transaction.
11. Award Grants to Non-Employee Directors
     11.1 General.
     Consistent with the terms of this Plan and as reflected in individual Award Agreements, the Administrator or, if required by Applicable Law, the Board, may grant Awards to Directors who are not Employees (“Non-Employee Directors”) on such terms and conditions as it determines, including to provide for satisfaction of Director fee or retainer payments through issuance of Awards under the Plan. Such Awards may be done by establishing an annual or other periodic grant program, or may done through action taken to approve individual Awards from time to time. To the extent that the Administrator or the Board from time to time establish an annual or other periodic grant program for Non-Employee Directors, it may at any time amend, suspend or terminate such program with respect to Awards that have not yet been granted, without the need for approval from any Non-Employee Director who might otherwise have benefited from such Awards or from the stockholders.
     11.2 Non-Employee Director Award Guidelines
     Awards granted by the Board pursuant to Section 11.1 may be granted only with the approval of the Committee or a majority of the Company Directors then serving on the Board who meet the director independence standards of Nasdaq (or such other primary exchange or system on which Shares are traded or quoted). Such grants shall be made with the objective that Non-Employee Director compensation taken as a whole shall not exceed the 75th percentile of comparable companies.
12. Tax Matters
     12.1 Tax Withholding.
               (a) General. Whenever Awards are granted, Award Shares vest, are issued or become free of restrictions, or Awards or Award Shares are transferred, the Company may require the Awardee to remit to the Company an amount sufficient to satisfy any applicable tax withholding requirement, whether the related tax is imposed on the Awardee or the Company. The Company shall have no obligation to deliver Award Shares or release Award Shares from an escrow or permit a transfer of Award Shares until the Awardee has satisfied those tax withholding obligations. The Awardee accepts this requirement as a condition of her or her receipt of the Award. To the extent any payment in satisfaction of Awards is made in cash, the payment will be reduced by an amount sufficient to satisfy all tax withholding requirements.
               (b) Method of Payment. The Awardee shall pay any required withholding using the forms of consideration described in Section 6.4(b), except that, in the discretion of the Administrator, the Company may also permit the Awardee to use any of the forms of payment described in Section 6.4(c). If the Administrator permits Award Shares to be withheld from the Award to satisfy applicable withholding obligations, the Fair Market Value of the Award Shares withheld, as determined as of the date of withholding, shall not exceed the amount determined by the applicable minimum statutory withholding rates to the extent the Administrator determines such limit is necessary or advisable in light of generally accepted accounting principles.
     12.2 Reporting of Dispositions. Any holder of Option Shares acquired under an Incentive Stock Option shall promptly notify the Administrator, following such procedures as the Administrator may require, of the sale or other disposition of any of those Option Shares if the disposition occurs during: (a) the longer of two years after the Grant Date of the Incentive Stock Option and one year after the date the Incentive Stock Option was exercised, or (b) such other period as the Administrator has established.
     12.3 Liability for Applicable Taxes. Regardless of any action the Company or the Awardee’s employer (the “Employer”) takes with respect to any or all income tax, social security, payroll tax, payment on account, other tax-related withholding or information reporting (“Tax-Related Items”), the Awardee acknowledges and agrees that the ultimate liability for all Tax-Related Items legally due by him is and remains the Awardee ‘s responsibility and that the Company and or the Employer (i) make no representations nor undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of an Award; and (ii) do not commit to structure the terms or any aspect of an Award granted hereunder to reduce or eliminate the Awardee ‘s liability for Tax-Related Items. The Awardee shall pay the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold as a result of the Awardee’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to deliver any benefit under the Plan if the Awardee fails to comply with his or her obligations in connection with the Tax-Related Items.
13. Compliance with Law
     13.1 General. The grant of Awards and the issuance and subsequent transfer of Award Shares shall be subject to compliance with all Applicable Law, including all applicable securities laws. Awards may not be exercised, and Award Shares may not be transferred, in violation of Applicable Law. Thus, for example, Awards may not be exercised or issued unless: (a) a registration statement under the Securities Act is then in effect with respect to the related Award Shares, or (b) in the opinion of legal counsel to the Company, those Award Shares may be issued in accordance with an applicable exemption from the registration requirements of the Securities Act and any other applicable securities laws. The failure or inability of the Company to obtain from any regulatory body the authority considered by the Company’s legal counsel to be necessary or useful for the lawful issuance of any Award Shares or their subsequent transfer shall relieve the Company of any liability for failing to issue those Award Shares or permitting their transfer. As a condition to the exercise of any Award or the transfer of any Award Shares, the Company may require the Awardee to satisfy any requirements or qualifications that may be necessary or appropriate to comply with or evidence compliance with any Applicable Law. The Company shall have no liability to any Awardee or any party who might claim through the Awardee to the extent that the Awardee (or his or her permitted transferee) is required to forfeit an Award, or the benefits received or to be received under an Award, pursuant to any Applicable Law.
     13.2 Tax Matters. Notwithstanding anything to the contrary contained herein, to the extent that the Administrator determines that any Award granted under the Plan is subject to Code Section 409A and unless otherwise specified in the applicable Award Agreement, the Award Agreement evidencing such Award shall incorporate the terms and conditions necessary for such Award to avoid the consequences described in Code Section 409A(a)(1), and to the maximum extent permitted under Applicable Law (and unless otherwise stated in the applicable Award Agreement), the Plan and the Award Agreements shall be interpreted in a manner that results in their conforming to the requirements of Code Section 409A(a)(2), (3) and (4) and any Department of Treasury or Internal Revenue Service regulations or other interpretive guidance issued under Section 409A (whenever issued, the “Guidance”). Notwithstanding anything to the contrary in this Plan (and unless the Award Agreement provides otherwise, with specific reference to this sentence), to the extent that a Participant holding an Award that constitutes “deferred compensation” under Section 409A and the Guidance is a “specified employee” (also as defined thereunder), no distribution or payment of any amount shall be made before a date that is six months following the date of such Participant’s “separation from service” (as defined in Section 409A and the Guidance) or, if earlier, the date of the Participant’s death.
14. Amendment or Termination of this Plan or Outstanding Awards
     14.1 Amendment and Termination. The Board may at any time amend, suspend, or terminate this Plan.
     14.2 Stockholder Approval. The Company shall obtain the approval of the Company’s stockholders for any amendment to this Plan if stockholder approval is necessary or desirable to comply with any Applicable Law or with the requirements applicable to the grant of Awards intended to be Incentive Stock Options; provided however that the Company shall obtain stockholder approval of any of the following: (a) other than an increase under Section 10.2, an increase to the Shares reserved for issuance hereunder; (b) an expansion of the class of persons eligible to receive Awards hereunder; or (c) any amendment of outstanding Options or SARs that effects a repricing of such Awards or other lowering of the original Option Price or grant date Fair Market Value that applies to a SAR. For Stock Awards to continue to be eligible to qualify as “performance-based compensation” under Code Section 162(m), the Company’s stockholders must re-approve the material terms of the performance goals included in the Plan by the date of the first stockholder meeting that occurs in the fifth year following the year in which the stockholders first approved the Plan. The Board may also, but need not, require that the Company’s stockholders approve any other amendments to this Plan.
     14.3 Effect. No amendment, suspension, or termination of this Plan, and no modification of any Award even in the absence of an amendment, suspension, or termination of this Plan, shall impair any existing contractual rights of any Awardee unless the affected Awardee consents to the amendment, suspension, termination, or modification. Notwithstanding anything herein to the contrary, no such consent shall be required if the Board determines, in its sole and absolute discretion, that the amendment, suspension, termination, or modification: (a) is required or advisable in order for the Company, this Plan or the Award to satisfy Applicable Law, to meet the requirements of any accounting standard or to avoid any adverse accounting treatment, or (b) in connection with any transaction or event described in Section 10, is in the best interests of the Company or its stockholders. The Board may, but need not, take the tax or accounting consequences to affected Awardees into consideration in acting under the preceding sentence. Those decisions shall be final, binding and conclusive. Termination of this Plan shall not affect the Administrator’s ability to exercise the powers granted to it under this Plan with respect to Awards granted before the termination of Award Shares issued under such Awards even if those Award Shares are issued after the termination.
15. Reserved Rights
     15.1 Nonexclusivity of this Plan. This Plan shall not limit the power of the Company or any Affiliate to adopt other incentive arrangements including, for example, the grant or issuance of stock options, stock, or other equity-based rights under other plans.
     15.2 Unfunded Plan. This Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Awardees, any such accounts will be used merely as a convenience. The Company shall not be required to segregate any assets on account of this Plan, the grant of Awards, or the issuance of Award Shares. The Company and the Administrator shall not be deemed to be a trustee of stock or cash to be awarded under this Plan. Any obligations of the Company to any Awardee shall be based solely upon contracts entered into under this Plan, such as Award Agreements. No such obligations shall be deemed to be secured by any pledge or other encumbrance on any assets of the Company. Neither the Company nor the Administrator shall be required to give any security or bond for the performance of any such obligations.
16. Special Arrangements Regarding Award Shares
     16.1 Escrow of Stock Certificates. To enforce any restrictions on Award Shares, the Administrator may require their holder to deposit the certificates representing Award Shares, with stock powers or other transfer instruments approved by the Administrator endorsed in blank, with the Company or an agent of the Company to hold in escrow until the restrictions have lapsed or terminated. The Administrator may also cause a legend or legends referencing the restrictions to be placed on the certificates.
16.2 Repurchase Rights.
               (a) General. If a Stock Award is subject to vesting or other forfeiture conditions, the Company shall have the right, during such period after the Awardee’s Termination as is specified by the Administrator to repurchase any or all of the Award Shares that were unvested or otherwise subject to forfeiture as of the date of that Termination. The repurchase price shall be such price as is determined by the Administrator and set forth in the Award Agreement, subject to adjustment under Section 10. The repurchase price shall be paid in cash. The Company may assign this right of repurchase.
               (b) Procedure. The Company or its assignee may choose to give the Awardee a written notice of exercise of its repurchase rights under this Section 16.2. However, the

Company’s failure to give such a notice shall not affect its rights to repurchase Award Shares. The Company must, however, tender the repurchase price during the period specified in this Section 16.2 for exercising its repurchase rights in order to exercise such rights.
     16.3 Deferral of Award Benefits. The Administrator may in its discretion and upon such terms and conditions as it determines appropriate permit one or more Participants whom it selects to (a) defer compensation payable pursuant to the terms of an Award, or (b) defer compensation arising outside the terms of this Plan pursuant to a program that provides for deferred payment in satisfaction of such other compensation amounts through the issuance of one or more Awards. Any such deferral arrangement shall be evidenced by an Award Agreement in such form as the Administrator shall from time to time establish, and no such deferral arrangement shall be a valid and binding obligation unless evidenced by a fully executed Award Agreement, the form of which the Administrator has approved, including through the Administrator’s establishing a written program (the “Program”) under this Plan to govern the form of Award Agreements participating in such Program. Any such Award Agreement or Program shall specify the treatment of dividends or dividend equivalent rights (if any) that apply to Awards governed thereby, and shall further provide that any elections governing payment of amounts pursuant to such Program shall be in writing, shall be delivered to the Company or its agent in a form and manner that complies with Code Section 409A and the Guidance, and shall specify the amount to be distributed in settlement of the deferral arrangement, as well as the time and form of such distribution in a manner required by the Administrator, and shall specify the amount to be distributed in settlement of the deferral arrangement, as well as the time and form of such distribution.
     16.4 Limit to Waivers of Vesting or Forfeiture Conditions. Time or performance-based vesting or forfeiture restrictions shall not be waived on greater than five percent (5%) of the total number of Award Shares set forth in Section 3.1 (as such section may be amended from time to time), subject to adjustment as set forth in Section 10 (the “Waiver Limit”), other than due to a change of control or a change in status due to a Participant’s death, disability, retirement or other exigent circumstances as determined by the Board, the Committee or the Administrator. Final determination as to whether a particular waiver will be made and is subject to the Waiver Limit shall be at the discretion of the Board, the Committee or the Administrator.
17. Beneficiaries
     An Awardee may file a written designation of one or more beneficiaries who are to receive the Awardee’s rights under the Awardee’s Awards after the Awardee’s death. An Awardee may change such a designation at any time by written notice. If an Awardee designates a beneficiary, the beneficiary may exercise the Awardee’s Awards after the Awardee’s death. If an Awardee dies when the Awardee has no living beneficiary designated under this Plan, the Company shall allow the executor or administrator of the Awardee’s estate to exercise the Award or, if there is none, the person entitled to exercise the Option under the Awardee’s will or the laws of descent and distribution; provided the Company may require of any such person, evidence of authority to act in such capacity as it deems appropriate. In any case, no Award may be exercised after its Expiration Date.

18. Miscellaneous
     18.1 Governing Law. This Plan, the Award Agreements and all other agreements entered into under this Plan, and all actions taken under this Plan or in connection with Awards or Award Shares, shall be governed by the laws of the State of Delaware.
     18.2 Determination of Value. Fair Market Value shall be determined as follows:
               (a) Listed Stock. If the Shares are traded on any established stock exchange or quoted on a national market system, Fair Market Value shall be the closing sales price for the Shares as quoted on that stock exchange or system for the date the value is to be determined (the “Value Date”) as reported in The Wall Street Journal or a similar publication. If no sales are reported as having occurred on the Value Date, Fair Market Value shall be that closing sales price for the last preceding trading day on which sales of Shares are reported as having occurred. If no sales are reported as having occurred during the five trading days before the Value Date, Fair Market Value shall be the closing bid for Shares on the Value Date (or on the last preceding date on which a closing bid for the Shares was made). If Shares are listed on multiple exchanges or systems, Fair Market Value shall be based on sales or bid prices on the primary exchange or system on which Shares are traded or quoted.
               (b) Stock Quoted by Securities Dealer. If Shares are regularly quoted by a recognized securities dealer but selling prices are not reported on any established stock exchange or quoted on a national market system, Fair Market Value shall be the mean between the high bid and low asked prices on the Value Date. If no prices are quoted for the Value Date, Fair Market Value shall be the mean between the high bid and low asked prices on the last preceding trading day on which any bid and asked prices were quoted.
               (c) No Established Market. If Shares are not traded on any established stock exchange or quoted on a national market system and are not quoted by a recognized securities dealer, and unless otherwise required by Applicable Law, the Administrator (following guidelines established by the Board or Committee) will determine Fair Market Value in good faith using any reasonable valuation method. The Administrator will consider the following factors, and any others it considers significant, in determining Fair Market Value: (i) the price at which other securities of the Company have been issued to purchasers other than Employees, Directors, or Consultants, (ii) the Company’s stockholder’s equity, prospective earning power, dividend-paying capacity, present value of future cash flows, and value of tangible and intangible assets, if any, and (iii) any other relevant factors, including the economic outlook for the Company and the Company’s industry, the Company’s position in that industry, the Company’s goodwill and other intellectual property, and the values of securities of other businesses in the same industry.
     18.3 Reservation of Shares. During the term of this Plan, the Company shall at all times reserve and keep available such number of Shares as are still issuable under this Plan.
     18.4 Electronic Communications. Any Award Agreement, notice of exercise of an Award, or other document required or permitted by this Plan may be delivered in writing or, to the extent determined by the Administrator, electronically. Signatures may also be electronic if permitted by the Administrator.
     18.5 Notices. Unless the Administrator specifies otherwise, any notice to the Company under any Option Agreement or with respect to any Awards or Award Shares shall be in writing (or, if so authorized by Section 18.4, communicated electronically), shall be addressed to the Secretary of the Company, and shall only be effective when received by the Secretary of the Company.
Plan History
Initial Adoption — Adopted by the Board on August 15, 2006 and approved by the stockholders at 2006 annual meeting (November 2, 2006).
Amendment No. 1 — During the pendency of the 2006 proxy solicitation, two institutional stockholders suggested changes to the plan. Stockholder approval of the Plan was obtained without regard to how the votes of such stockholders were cast. Nevertheless because the Board is willing to consider stockholder inputs when they are reasonable and consistent with the Company’s business objectives, following the 2006 annual meeting, on November 2, 2006, the Board amended the Plan to add sections 11.2 (“Non-Employee Director Award Guidelines”) and 16.4 (“Limit to Waivers of Vesting or Forfeiture Conditions”). (November 2, 2006).